Exhibit 10.47

PW EAGLE, INC.

(a Minnesota corporation)

REGISTRATION RIGHTS AGREEMENT

Dated as of October 25, 2004

-ii-

REGISTRATION RIGHTS AGREEMENT dated as of October 25, 2004, between PW EAGLE, INC., a Minnesota corporation (the “Company”), and Churchill Capital Partners IV, L.P., a Delaware limited partnership (the “Investor”).

The Company and the Investor are party to (i) that certain Senior Subordinated Note Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Subordinated Note Purchase Agreement”), pursuant to the which the Investor purchased senior subordinated notes from the Company in accordance with the terms thereof, (ii) that certain Junior Subordinated Note Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Junior Subordinated Note Purchase Agreement”), pursuant to the which the Investor purchased junior subordinated notes from the Company in accordance with the terms thereof, and (iii) that certain Warrant Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Warrant Agreement”), pursuant to which the Investor acquired from the Company warrants to purchase shares of the Company’s Common Stock, par value $.01 per share. The Senior Subordinated Note Purchase Agreement and the Junior Subordinated Note Purchase Agreement are herein collectively called the “Note Purchase Agreements” and individually called a “Note Purchase Agreement”. The Company and the Investor deem it to be in their respective best interests to set forth the rights of the Investor in connection with public offerings and sales of the capital stock of the Company.

ACCORDINGLY, in consideration of the mutual covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

1.1	Definitions.

Capitalized terms used in this Agreement and not defined herein shall have the meanings ascribed to them in the Warrant Agreement. The following capitalized terms used in this Agreement have the meanings ascribed to them below:

“Affiliate” has the meaning ascribed to it in Rule 12b-2 promulgated under the Exchange Act.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which banks are required to be closed in Minneapolis, Minnesota.

“Commission” means the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.

“Common Stock” means, collectively, (a) the Common Stock, par value $.01 per share, of the Company, (b) the Class B Common Stock, par value $.01 per share, of the Company, and (c) any other class of capital stock of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value with respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

“Common Stock Equivalents” means all shares of Common Stock outstanding and all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of any Securities of the Company.

“Company” has the meaning given to such term in the preamble to this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934 or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Holders” means, collectively, the Investor and its direct and indirect transferees, so long as they hold Registrable Shares.

“Information” has the meaning given to such term in Section 2.5.

“Inspectors” has the meaning given to such term in Section 2.5.

“Investor” has the meaning given to such term in the preamble to this Agreement.

“Junior Note Purchase Agreement” has the meaning given to such term in the preamble to this Agreement.

“Material Transaction” means any material transaction in which the Company or any of its Subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation, tender offer or any other transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the Board of Directors of the Company reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company’s or such Subsidiary’s ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

“Note Purchase Agreements” has the meaning given to such term in the preamble to this Agreement.

“Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares.

“Primary Shares” means, at any time, the authorized but unissued shares of Common Stock or Common Stock held by the Company in its treasury or by any Subsidiary of the Company.

“Prospectus” means any prospectus included in a Registration Statement, including any prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Public Offering” means the closing of a public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of securities to be issued as consideration in connection with a business acquisition or an offering of securities issuable pursuant to an employee benefit plan.

“Public Sale” means any sale, occurring simultaneously with or after a Public Offering, of Securities to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker (pursuant to the provisions of Rule 144 or otherwise).

“Records” has the meaning given to such term in Section 2.5.

“Registrable Shares” means all outstanding shares of Common Stock at any time held by the Investor and all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of any Securities of the Company at any time held by the Investor (except any outstanding shares, and any shares issuable upon the conversion, exchange or exercise of any Securities of the Company, theretofore disposed of in a Public Sale or transferred to the Company or a Subsidiary of the Company).

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Shares, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Requisite Holders” means those Holders who hold in the aggregate at least 51% of the Registrable Shares held by all Holders at any date of determination.

“Rule 144” means Rule 144 promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar or successor rule then in force.

“Securities” means, with respect to any Person, such Person’s “securities” as defined in Section 2(1) of the Securities Act and includes such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of the Holders shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative securities.

“Securities Act” means the Securities Act of 1933 or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Senior Note Purchase Agreement” has the meaning given to such term in the preamble to this Agreement.

“Spell Group” has the meaning given to such term in the Note Purchase Agreements, as in effect on the date hereof.

“Stockholders’ Counsel” has the meaning given to such term in Section 2.5.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interest entitled to vote only upon the failure to pay dividends thereon or other contingencies) are at the time owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person. Notwithstanding the foregoing, USPoly Company, f/k/a PW Poly Corp., shall not be deemed to be a Subsidiary of the Company.

“Warrant Agreement” has the meaning given to such term in the preamble to this Agreement.

ARTICLE II

REGISTRATION RIGHTS

2.1	Required Registration.

(a) If at any time the Company shall be requested by the Requisite Holders to effect a registration under the Securities Act of Registrable Shares, it shall promptly give written notice of such proposed registration to all Holders of Registrable Shares and shall offer to include in such proposed registration any Registrable Shares requested to be included in such proposed registration by such Holders who respond in writing to the Company’s notice within 15 days after delivery of such notice (which response shall specify the number of Registrable Shares proposed to be included in such registration). The Company shall, subject to Section 2.1(b) below, use its best efforts promptly to effect such registration on an appropriate form under the Securities Act of the Registrable Shares which the Company has been so requested to register.

(b) Anything contained in Section 2.1(a) to the contrary notwithstanding, the Company shall not be obligated to use its best efforts to effect pursuant to Section 2.1(a) any registration under the Securities Act except in accordance with the following provisions:

(i) the Company shall not be obligated to use its best efforts to effect (A) more than two registrations initiated pursuant to Section 2.1(a), provided that, except as contemplated by Section 2.1(c), a registration shall not count as a registration initiated pursuant to Section 2.1(a) unless a Registration Statement has become effective and the participating Holders are able to sell all of the Registrable Shares sought to be included in such Registration Statement, or (B) any registration pursuant to Section 2.1(a) during any period in which any other registration statement (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Securities are to be or were sold has been filed and not withdrawn (provided that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective) or has been declared effective within the prior 60 days;

(ii) the Company may delay the filing or effectiveness of any Registration Statement for a period of up to 90 days after the date of a request for registration pursuant to Section 2.1(a) if at the time of such request the Company is engaged in a Material Transaction; provided, however, that the Company may only delay the filing or effectiveness of a Registration Statement pursuant to this Section 2.1(b)(ii) or suspend the effectiveness of a Registration Statement on Form S-3 pursuant to Section 2.3 on one occasion during any twelve-month period; and

(iii) with respect to any registration pursuant to Section 2.1(a), the Company may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company or any of the Holders participating in such registration that the inclusion of all Securities proposed or requested to be included in such registration would interfere with the successful marketing (including pricing) of any such Securities, then the number of Registrable Shares, Primary Shares and Other Shares proposed or requested to be included in such registration shall be included in the following order:

(A) first, the Registrable Shares requested to be included in such registration pursuant to Section 2.1(a), pro rata based upon the ratio that the number of Registrable Shares proposed to be sold by each Holder in such registration bears to the aggregate number of Registrable Shares proposed to be sold by all Holders in such registration; and

(B) second, the Primary Shares proposed to be included in such registration; and

(C) third, any Other Shares requested to be included in such registration.

(c) A requested registration under Section 2.1(a) may be rescinded by written notice to the Company by the Holders of at least 51% of the Registrable Shares to be included in such registration at any time (i) prior to the filing date of a Registration Statement, in which event such rescinded registration shall not count as a registration initiated pursuant to Section 2.1(a) above for purposes of subclause (A) of clause (i) of subsection (b) above, and (ii) after the filing date but prior to such registration being declared effective by the Commission, in which event such rescinded registration shall not count as a registration initiated pursuant to Section 2.1(a) for purposes of subclause (A) of clause (i) of subsection (b) above if (x) the participating Holders reasonably believed that the Registration Statement contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (y) the participating Holders notified the Company of such fact and required that the Company correct such alleged misstatement or omission and (z) the Company refused to correct such alleged misstatement or omission.

2.2	Piggyback Registration.

If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto), it shall promptly give written notice to each Holder of its intention to so register such Securities and, upon the written request, given within 20 days after delivery of any such notice by the Company, of any such Holder to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the Securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Company and the Holders that the inclusion of all Securities proposed or requested to be included in such registration would interfere with the successful marketing (including pricing) of any such Securities, then the number of Registrable Shares, Primary Shares and Other Shares proposed or requested to be included in such registration shall be included in the following order:

(i) first, (A) the Primary Shares proposed to be included in such registration, if the registration was initiated by the Company, or (B) any Other Shares requested to be included in such registration, if the registration was initiated by the holder or holders of such Other Shares pursuant to the exercise of demand registration rights in respect thereof;

(ii) second, the Primary Shares proposed to be included in such registration, if the registration was not initiated by the Company;

(iii) third, the Registrable Shares requested to be included in such registration pursuant to this Section 2.2, and any Other Shares requested to be included in such registration pursuant to the exercise of incidental registration rights, pro rata based upon the ratio that the number of shares of Common Stock proposed to be sold by each such proposed seller in such registration bears to the aggregate number of shares of Common Stock proposed to be sold by all such prospective sellers in such registration; and

(iv) fourth, any Other Shares requested to be included in such registration other than pursuant to the exercise of demand or incidental registration rights.

2.3	Registrations on Form S-3.

At such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, the Requisite Holders shall have the right to request in writing an unlimited number of registrations on Form S-3, or such successor form, of Registrable Shares, and upon receipt of such request, the Company shall use its best efforts promptly to effect the registration under the Securities Act of the Registrable Shares so requested to be registered. A requested registration on Form S-3 or any such successor form in compliance with this Section shall not count as a registration statement demanded pursuant to Section 2.1(a)

for purposes of subclause (A) of clause (i) of Section 2.1(b), but shall otherwise be treated as a registration initiated pursuant to and shall, except as otherwise expressly provided in this Section, be subject to Section 2.1(b) (including without limitation the provisions of Section 2.1(b)(ii)). Upon notice to each Holder of Registrable Shares included therein, the Company may suspend the effectiveness of any Registration Statement on Form S-3 for a period of up to 90 days if at the time of such suspension the Company is engaged in a Material Transaction; provided, however, that the Company may only delay the filing or effectiveness of a Registration Statement pursuant to Section 2.1(b)(ii) or suspend the effectiveness of a Registration Statement on Form S-3 pursuant to this Section 2.3 on one occasion during any twelve-month period.

2.4	Holdback Agreement.

(a) If the Company at any time shall register shares of Common Stock under the Securities Act in an underwritten offering pursuant to any other registration, the Holders shall not, if requested by the managing underwriter, sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of for value any Common Stock or Securities convertible into or exercisable or exchangeable for Common Stock (other than (i) sales by a Holder as part of such registration, (ii) Transfers by a Holder to any of its Affiliates, (iii) Transfers by a Holder to the Company pursuant to Section 6.4 of the Warrant Agreement, (iv) Transfers by a Holder to any successor corporation or other successor business entity of such Holder as a result of a merger or consolidation with, or sale of all or substantially all of the assets of, such Holder, (v) Transfers by the Investor to any of its partners in connection with the liquidation or dissolution of the Investor, or (vi) Transfers by a Holder to any Person (other than as a part of a public offering) if such Holder concurrently Transfers all or any part of its interest in any Note (as defined in either Note Purchase Agreement) to such Person) without the prior written consent of the Company for a period as shall be determined by the managing underwriters, which period cannot begin more than seven days prior to the effectiveness of such Registration Statement and cannot last more than 180 days after the effective date of such Registration Statement (provided that no Holder shall be bound by the restrictions contained in this Section 2.4(a) unless all officers and directors of the Company and members of the Spell Group who hold any Common Stock or Securities convertible into or exercisable or exchangeable for Common Stock shall have agreed to comparable restrictions in respect of such registration).

(b) If the Company at any time pursuant to Sections 2.1, 2.2 or 2.3 of this Agreement shall register under the Securities Act Registrable Shares held by Holders for sale to the public pursuant to an underwritten offering, the Company shall not, without the prior written consent of the Holders of at least 51% of the Registrable Shares included in such registration, effect any public sale or distribution of Securities similar to those being registered, or any Securities convertible into or exercisable or exchangeable for such Securities, for such period as shall be determined by the managing underwriters, which period shall not begin more than seven days prior to the effectiveness of the Registration Statement pursuant to which such Public Offering shall be made and shall not last more than 180 days after the effective date of such Registration Statement (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form).

2.5	Preparation and Filing.

If and whenever the Company is under an obligation pursuant to the provisions of this Article II to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

(i) use its best efforts to cause a Registration Statement that registers such Registrable Shares to become and remain effective for a period of 180 days or until all of such Registrable Shares have been disposed of (if earlier);

(ii) furnish, at least five Business Days before filing a Registration Statement that registers such Registrable Shares, a Prospectus relating thereto and any amendments or supplements relating to such Registration Statement or Prospectus, to one counsel selected by the Requisite Holders (the “Stockholders’ Counsel”), copies of all such documents proposed to be filed (it being understood that such five-Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Stockholder’s Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

(iii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for at least the period set forth in clause (i) above or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Registrable Shares;

(iv) notify the Stockholders’ Counsel promptly in writing (A) of any comments by the Commission with respect to such Registration Statement or Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose, and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

(v) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller; provided, however, that the Company will not be required to (A) qualify or register such Registrable Shares in more than five jurisdictions, or (B) qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required so to do but for this clause (v);

(vi) furnish to each seller of such Registrable Shares such number of copies of a summary Prospectus or other Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

(vii) use its best efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and its Subsidiaries to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

(viii) notify on a timely basis each seller of such Registrable Shares at any time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in clause (i) of this Section 2.5 of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such Registrable Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and each seller of Registrable Shares agrees not to offer or sell such Registrable Shares until receipt of timely notice from the Company that such supplement or amendment is effective;

(ix) make available for inspection by any seller of such Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”) all pertinent financial, business and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information which the Company determines in good faith to be confidential, and of which determination any Inspector is so notified, shall not be used by such Inspector for any purpose other than exercise of such due diligence responsibility and shall not be disclosed by such Inspector unless (A) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the Registration Statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction (it being agreed that promptly following receipt of any such subpoena or order such Inspector, unless prohibited by law, will notify the Company thereof and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of such Information), or (C) such Information has been made generally available to the public);

(x) use its best efforts to obtain from its independent certified public accountants a “cold comfort” letter or letters in customary form and covering such matters of the type customarily covered by cold comfort letters;

(xi) use its best efforts to obtain, from its counsel, an opinion or opinions in customary form (which shall also be addressed to the Holders selling Registrable Shares in such registration);

(xii) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Shares;

(xiii) issue to any underwriter to which any seller of Registrable Shares may sell Securities in such offering certificates evidencing such Registrable Shares;

(xiv) list such Registrable Shares on each securities exchange or automated quotation system on which any shares of Common Stock are listed (to the extent not theretofore listed in accordance with the provisions of the Warrant Agreement) and, if the Common Stock is not then listed on a national securities exchange or national automated quotation system, use its best efforts to qualify such Registrable Shares for inclusion on such national securities exchange or national automated quotation system as the Requisite Holders shall request;

(xv) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, earnings statements, which need not be audited, covering a period of 12 months beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

(xvi) use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

2.6	Expenses.

All expenses incurred by the Company in complying with Section 2.5, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company’s counsel and accountants, and fees and expenses of the Stockholders’ Counsel up to $30,000, shall be paid by the Company; provided, however, that all underwriting discounts or broker discounts or commissions applicable to the Registrable Shares and all fees and expenses of counsel for the seller or sellers (other than fees and expenses of the Stockholders’ Counsel up to $30,000) shall not be borne by the Company but shall be borne by the seller or sellers, in proportion to the number of Registrable Shares sold by such seller or sellers.

2.7	Indemnification.

(a) In connection with any registration of any Registrable Shares under the Securities Act pursuant to this Article II, the Company shall indemnify and hold harmless the seller of such Registrable Shares, each underwriter, broker or any other Person acting on behalf of such seller, each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and each representative of any of the foregoing Persons, against any losses, claims, damages or liabilities, joint or several, to which such Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws, and the Company shall promptly reimburse such seller, such underwriter, such broker, such controlling Person or such representative for any legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable to any such Person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, amendment, supplement or document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Person, or a Person duly acting on its behalf, specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary Prospectus but eliminated or remedied in the final Prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any indemnified party from whom the Person asserting any loss, claim, damage, liability or expense purchased the Registrable Shares which are the subject thereof, if a copy of such final Prospectus had been timely made available to such indemnified party and such final Prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Registrable Shares to such Person.

(b) In connection with any registration of Registrable Shares under the Securities Act pursuant to this Article II, each seller of Registrable Shares shall indemnify and hold harmless the Company, each underwriter or broker involved in such offering, each other seller of Registrable Shares under such Registration Statement, each Person who controls any of the foregoing Persons within the meaning of the Securities Act and any representative of the foregoing Persons against any losses, claims, damages or liabilities, joint or several, to which such Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any statement in or omission from such Registration Statement, any preliminary Prospectus or final Prospectus contained therein, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Shares, which statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or a Person duly acting on its behalf specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, amendment, supplement or document, and such seller shall promptly reimburse the Company, such underwriter, such broker, such other seller, such controlling Person or such representative for any legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 2.7, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action (provided however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 2.7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the reasonable fees and expenses of any one lead counsel (plus appropriate special and local counsel) retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 2.7. Notwithstanding the foregoing, the indemnity agreements set forth in this Section 2.7 shall not apply to amounts paid in settlement if such settlement is effected without the written consent of the indemnifying party (which consent shall not be unreasonably withheld).

(d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements, omissions or violations which resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party in connection with any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The indemnification and contribution provided for under this Article II will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Securities.

2.8	Underwriting Agreement.

(a) Notwithstanding the provisions of Sections 2.5 and 2.7, to the extent that the sellers of Registrable Shares in a proposed registration shall enter into an underwriting or similar agreement, which agreement contains provisions covering one or more issues addressed in such sections of this Article II, the provisions contained in such sections of this Article II addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Company if the Company is not a party to the underwriting or similar agreement.

(b) If any registration pursuant to Sections 2.1 or 2.2 is requested to be an underwritten offering, the Company shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Company shall be entitled to receive indemnities from underwriters participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customary given their role in such distribution.

2.9	Information by Holder.

Each Holder of Registrable Shares to be included in any registration shall furnish to the Company and the managing underwriter such written information regarding such Holder and the distribution proposed by such Holder as the Company or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article II.

2.10	Exchange Act Compliance.

The Company shall comply with all of the reporting requirements of the Exchange Act and shall comply with all other public information reporting requirements of the Commission which are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with each Holder in supplying such information as may be necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

2.11	No Conflict of Rights.

The Company represents and warrants to the Investor that the registration rights granted to the Investor hereby do not conflict with any other registration rights granted by the Company. The Company shall not, after the date hereof, grant any registration rights which conflict with or impair, or have any priority over, the registration rights granted hereby.

2.12	Selection of Managing Underwriter.

In any underwritten Public Offering of Registrable Shares, the managing underwriter shall be an investment banking firm selected by the Company and reasonably acceptable to the Holders of at least 51% of the Registrable Shares to be included in the registration.

ARTICLE III

MISCELLANEOUS

3.1	Amendments and Waivers.

(a) Written Document. Any provision of this Agreement may be amended or waived, but only pursuant to a written agreement signed by the Company and the Requisite Holders, provided that no such amendment or modification shall affect the rights and benefits of less than all of the Holders without the prior written consent of each Holder materially and adversely affected thereby.

(b) No Waiver; Cumulative Remedies. No failure on the part of any Holder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

3.2	Severability.

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

3.3	Entire Agreement.

This Agreement, and the Note Documents and other Equity Documents referred to in the Note Purchase Agreements, embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among the parties, written or oral, which may relate to the subject matter hereof or thereof in any way. Other than this Agreement, the Note Documents and the other Equity Documents, there are no agreements continuing in effect relating to the subject matter hereof and thereof.

3.4	Successors and Assigns.

Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Investor and any subsequent Holders of Registrable Shares and the respective successors and assigns of each of them, so long as they hold Registrable Shares. This Agreement is not intended to create any third party beneficiaries, except as provided in Section 2.7 hereof.

3.5	Counterparts; Facsimile Signatures.

This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

3.6	Notices.

All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Agreement shall be in writing and (i) delivered personally, (ii) sent by nationally-recognized overnight courier, (iii) sent by first class, registered or certified mail, return receipt requested or (iv) sent by facsimile, in each case to such party at its address as follows:

(a)	if to the Company, to:

PW Eagle, Inc.

1550 Valley River Drive

Eugene, Oregon 97401

Attention: Scott Long

Telecopier No.: (541) 686-9248

with a copy (which shall not constitute notice) to:

Fredrikson & Byron, P.A.

4000 US Bank Plaza

200 South Sixth Street

Minneapolis, Minnesota 55402-3397

Attention: K. Lisa Holter, Esq.

Telecopier No.: (612) 347-7077

(b)	if to the Investor, to:

Churchill Capital Partners IV, L.P.

2400 Metropolitan Centre

333 South Seventh Street

Minneapolis, Minnesota 55402

Attention: Kevin C. Dooley, General Counsel

Telecopier No: (612) 673-6615

- and -

Attention: Mark McDonald, Partner

Telecopier No.: (612) 673-6630

with a copy (which shall not constitute notice) to:

Faegre & Benson LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

Attention: Susan L. Jacobson

Telecopier No: (612) 766-1600

(c)	if to any other Holder, to such address as such Holder shall have specified to the Company in writing.

Any notice, demand or request so delivered shall constitute valid notice under this Agreement and shall be deemed to have been received (i) on the day of actual delivery in the case of personal delivery, if delivered on a Business Day (otherwise on the next Business Day), (ii) on the next Business Day after the date when sent in the case of delivery by nationally-recognized overnight courier, (iii) on the fifth Business Day after the date of deposit in the U.S. mail in the case of mailing or (iv) upon receipt in the case of a facsimile transmission. Any party hereto may from time to time by notice in writing served as aforesaid upon the Company, if such party is a Holder, or upon each of the Holders, if such party is the Company, designate a different address or a different Person or Persons to whose attention all such notices, demands or requests thereafter are to be addressed.

3.7	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota (without giving effect to principles of conflicts of laws).

3.8	Consent to Jurisdiction and Venue; Service of Process; Admissibility of Photocopies; Waiver of Jury Trial.

Regardless of any present or future domicile of the Company, the Company hereby submits to the jurisdiction and venue of the United States District Court for the District of Minnesota, and the Hennepin County District Court, State of Minnesota, for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the jurisdiction or venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing herein shall limit the right of the Holders to bring proceedings against the Company in any other court of competent jurisdiction. Any legal proceeding by the Company against any Holder involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Agreement shall be brought only in the United States District Court for the District of Minnesota, or the Hennepin County District Court, State of Minnesota. In the event the Company commences any action against a Holder in another jurisdiction or venue arising directly or indirectly from the relationship created by this Agreement, such Holder shall be entitled to have the case transferred to the jurisdiction and venue above-described, or if such transfer cannot be accomplished under applicable law, to have such case dismissed without prejudice. The Company hereby consents to service of process by registered mail delivered in accordance with the provisions of Section 3.6 or service of process in any other legal manner at the option of any Holder. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Holder, and (c) financial statements, certificates and other information previously or hereafter furnished to any Holder may be reproduced by such Holder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.9	Further Assurances.

Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

* * * * *

IN WITNESS WHEREOF, the undersigned have duly executed this Registration Rights Agreement as of the date first written above.

COMPANY:

PW EAGLE, INC.

By:	/s/ Dobson West
Name:	Dobson West
Title:	Secretary

INVESTOR:

CHURCHILL CAPITAL PARTNERS IV, L.P., a Delaware limited partnership
By Churchill Capital IV, L.L.C., its General Partner
By Churchill Capital, Inc. as Managing Agent

By:	/s/ Mark McDonald
Its	Partner